EXHIBIT 10.42

SECOND AMENDMENT AND LIMITED WAIVER TO LOAN AGREEMENT

This Second Amendment and Limited Waiver to Loan Agreement (this “Amendment”), dated as  of December 28, 2009, is entered into by and among SunPower Corporation, a Delaware corporation (“Borrower”), SunPower Corporation, Systems, a Delaware corporation (“SCS”), and SunPower, North America, LLC, a Delaware limited liability company (together with SCS, collectively, the "Guarantors"), and Union Bank, N.A. (“Lender”).

BACKGROUND

A.           Borrower and Lender are parties to a certain Loan Agreement, dated as of April 17, 2009, (as amended from time to time the “Loan Agreement”), pursuant to which Lender has provided a term loan to Borrower.  Any capitalized term not defined herein shall have the meanings ascribed thereto in the     Loan Agreement.

B.           To induce Lender to extend credit to Borrower, each Guarantor executed and delivered to Lender a Continuing Guaranty, dated April 17, 2009, guaranteeing the payment and performance of Borrower's obligations to Lender (the “Guaranty”).

C.           Borrow publicly disclosed, in a press release issued on November 16, 2009, that the financial statements of Borrower for its 2008 fiscal year and for the first three fiscal quarters of its 2009 fiscal year contain certain accounting errors related to expenses in the costs of goods sold relating to Borrower’s Philippine manufacturing operations (the “Accounting Errors”).

D.           Bank has notified Borrower and the Guarantors that Events of Default have occurred  under: (a) Section 6.4 of the Loan Agreement due to the representations and warranties set forth in     Section 3.7 of the Loan Agreement and the representations and warranties set forth in paragraph (h) of the Compliance Certificates dated May 15, 2009, August 8, 2009 and November 9, 2009 (the “Subject Compliance Certificates”) being misleading, false, untrue or incorrect in one or more material respects when furnished, made or deemed made; and (b) Section 6.11 of the Loan Agreement due to the   Accounting Errors constituting defaults or events of default under certain other contracts and instruments (collectively, the “Existing Defaults”).

E.           Borrower acknowledges that the Existing Defaults are not subject to being cured, and   have not been waived or excused by Bank at any time or in any manner.

F.           Borrower has requested that Lender amend certain provisions of the Loan Agreement and agree to provide a limited waiver of the Existing Defaults, and, although Bank is under no obligation to      do so, Bank is willing to so amend the Loan Agreement and to grant such a waiver, in accordance with      the terms, and subject to the conditions, set forth herein.

AGREEMENT

The parties to this Amendment, intending to be legally bound, hereby agree as follows:

1. Incorporation of Recitals.  Each of the above recitals is incorporated herein as true and correct and is relied upon by Lender in agreeing to the terms of this Amendment.

2. Representations and Warranties of Borrower.  Borrower and each Guarantor represents  and warrants, as of the date of this Amendment, for the benefit of Bank that: (a) the representations and warranties set forth in the Loan Agreement and the other Loan Documents are and remain true, correct and complete as of the date hereof (except to the extent such representations and warranties (i) expressly refer to an earlier date, in which case they are true, correct and complete as of such earlier date, (ii) are in accurate due to the Accounting Errors, which inaccuracy is expressly addressed in this Amendment or       (iii) refer to the absence of Events of Default, in which case they are true, correct and complete as to the absence of Events of Default other than the Existing Defaults), (b) the parties and signatories hereto have the authority to execute this Amendment, (c) other than the Existing Defaults, no event has occurred or failed to occur that is, or, with notice or lapse of time or both would constitute, a default, an Event of  Default, or a breach or failure of any condition under any Loan Document, and (d) after giving effect to   this Amendment and the waivers of the Existing Defaults, neither Borrower nor any Guarantor has any offset, defense, counterclaim, dispute or disagreement of any kind or nature whatsoever with respect to  their respective liabilities, obligations and indebtedness arising under or in connection with any Loan Documents.

3. Limited Waiver.  Subject to and on the terms and conditions set forth herein, Bank     hereby waives the Existing Defaults; provided however, that such waiver: (a) applies only to the instance specified above and for the times stated, (b) is not a waiver of any subsequent breach of the same   provisions of the Loan Agreement or any other Loan Document, (c) shall not extend or apply to, and is      not a waiver of any breach of, any other Event of Default (or any event which, with the giving of notice,    the lapse of time or both, would constitute an Event of Default (any of the foregoing a “Default”)) other  than the Existing Defaults, and (d) is not a waiver of any Event of Default arising under Section 6.11 of     the Loan Agreement arising due to the Accounting Errors, unless the defaults under the affected     contract(s) or instrument(s) are waived by the other party(ies) thereto on or before December 31, 2009 by    a Modification (as the term is defined in the Loan Agreement as amended hereby) that does not: (i)     contain terms that are determined by Bank to be more restrictive or onerous than the terms contained in   this Amendment and (ii) result in an Event of Default or Default.  Nothing herein constitutes a waiver, amendment or forbearance of Borrower’s obligation to pay the Obligations, as and when due.  This     waiver is not a continuing waiver with respect to any Event of Default or any obligation that Borrower    may have under the Loan Agreement or the other Loan Documents after the date hereof.  Except as expressly set forth above, Bank does not waive any failure by Borrower to perform any obligation under  the Loan Agreement or any other Loan Document.  Except as expressly set forth above, this letter shall     not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Loan Agreement or any other Loan Document.  Bank reserves all of the rights, powers and remedies available    to it under the Loan Documents and applicable law, including the right to cease making advances to Borrower and to accelerate any or all of Borrower's indebtedness if any subsequent breach of the same provisions or any other provision of the Loan Agreement or any other Loan Document should occur.     Bank is not obligated to grant this or any other waiver.  Except for the waiver as expressly set forth above, the Loan Agreement and each other Loan Document shall be and remain in full force and effect in accordance with their respective terms.

4. Amendment to Loan Agreement.

a.	A new Section 4.19 is inserted into the Loan Agreement to read as follows:

SECTION 4.19.                           Restated Financial Statements.  On or before February 16, 2010, Borrower shall:  (i) (A) file with the SEC restated financial statements for all fiscal   periods impacted by the “Accounting Errors” (as that term is defined in the Second Amendment and Limited Waiver to Loan Agreement dated as of December 23, 2009, by and among Bank, Borrower and Guarantors (the “Second Amendment”), and/or (B) provide Bank a certificate addressed to Bank, duly executed and delivered by the chief executive officer, president, chief financial officer, treasurer or controller of Borrower, certifying in reasonable detail the basis upon which Borrower has concluded that the

 financial statements for any or all of such fiscal periods do not require restatement; and     (ii) provide to Bank a certificate addressed to Bank, duly executed and delivered by the chief executive officer, president, chief financial officer, treasurer or controller of Borrower, certifying that to the best of Borrower’s knowledge after due inquiry, that the Accounting Errors have not resulted in any Events of Default other than the Existing Defaults (as that term is defined in the Second Amendment).

b.      A new Section 5.11 is inserted into the Loan Agreement to read as follows:

5.11                 Modifications of Permitted Indebtedness.  Borrower shall not amend, supplement or otherwise modify (or permit any of the foregoing) or request or agree to   any consent or waiver under (any of the foregoing, a “Modification”) any evidence of Permitted Indebtedness without the prior written consent of Bank, except to the extent    that such Modification of Permitted Indebtedness does not result and could not    reasonably be expected to result in an Event of Default or any event which, with the   giving of notice, the lapse of time or both, would constitute an Event of Default.

5. Conditions Precedent.  Borrower and each Guarantor understand that this Amendment shall not be effective and the consent provided by Bank hereunder shall have no force or effect until each   of the following conditions precedent has been satisfied, or waived in writing by Bank (in Bnak's sole discretion):

a.	Borrower and each Guarantor shall have executed and delivered to Bank this Amendment;

b.
The representations and warranties of Borrower and each Guarantor under the Loan Agreement, the Guaranty and this Amendment, as applicable, shall be true and    correct as of the date hereof (except to the extent such representations and warranties  (i) expressly refer to an earlier date, in which case they are true, correct and complete as of such earlier date, (ii) are inaccurate due to the Accounting Errors, which inaccuracy is expressly addressed by this Amendment or (iii) refer to the absence of Events of Default, in which case they are true, correct and complete as to the absence of Events of Default other than the Existing Defaults); and

c.
Bank shall have received in immediately available funds, all out-of-pocket costs and expenses (including reasonable attorneys’ fees and costs) incurred by Bank in connection with the Existing Defaults, this Amendment and the transactions contemplated hereby and invoiced to Borrower prior to the date on which this Amendment is otherwise to become effective; provided that the failure to invoice any such amounts to Borrower prior to such date shall not preclude Bank from seeking reimbursement of such amounts, or excuse Borrower from paying or reimbursing   such amounts, following the effective date of this Amendment.

6. Confirmation of Guaranty. Each Guarantor ratifies and reaffirms its obligations under the Guaranty and each and every term, condition, and provision of the Guaranty.  Each Guarantor further represents and warrants that it has no defenses or claims against Bank that would or might affect the enforceability of the Guaranty and that the Guaranty remains in full force and effect.

7. Ratification and Confirmation of Loan Documents.  Except as expressly set forth herein, this Amendment shall not alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Loan Agreement.  The Loan Agreement (as amended hereby), all promissory notes, guaranties, security agreements, and all other instruments, documents and agreements entered into in connection with the Loan Agreement and each other Loan Document shall be and remain in full force and effect in accordance with their respective terms and     hereby are ratified and confirmed by Borrower in all respects.  Nothing contained in this Amendment     shall be construed to imply a willingness on the part of Bank to grant any similar or other future waivers     or to agree to any future amendments or modifications to any of the terms and conditions of the Loan Agreement or the other Loan Documents or shall in any way prejudice, impair or effect any rights or remedies of the Bank under the Loan Agreement or the other Loan Documents, except insofar as they    arise solely due to the Existing Defaults.  Except as expressly set forth herein with respect to the Existing Defaults, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or  as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the   date hereof.  Without limiting the generality of the foregoing, Bank expressly reserves all of its rights and remedies with respect to any other violations resulting from the Accounting Errors, including violations     of financial covenants under the Loan Agreement that may result.  Nothing in this Amendment shall constitute a satisfaction of Borrower’s or any Guarantor’s Obligations.

8. Miscellaneous.  Borrower and each Guarantor acknowledges and agrees that the representations and warranties set forth herein are material inducements to Bank to deliver this  Amendment.  This Amendment shall be binding upon and inure to the benefit of and be enforceable by     the parties hereto, and their respective permitted successors and assigns.  This Amendment and the Loan Agreement shall be read together as one document.  No course of dealing on the part of Bank or its     officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof,     and any single or partial exercise of any such right shall not preclude any later exercise of any such right.  Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance.  Any suspension or waiver of a   right must be in writing signed by an officer of Bank.  Where any provisions of the Loan Agreement amended by this Amendment appear in a promissory note tied to the Loan Agreement, the same    provisions in said promissory note shall be deemed likewise amended.  No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third party beneficiary hereunder.  This Amendment shall be governed by and construed in accordance with the laws  of the State of California without reference to conflicts of law rules.  If any provision of this Amendment   or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be       invalid, illegal or unenforceable, that portion shall be deemed severed therefrom, and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been a part thereof.  This Amendment may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, Borrower, Guarantors and Lender have caused this Amendment to be executed as of the date first written above.

SUNPOWER CORPORATION By: /s/ Dennis Arriola Name: Dennis Arriola Title: SVP & CFO	UNION BANK, N.A. By: /s/ J. William Bloore Name: J. William Bloore Title: Vice President
SUNPOWER CORPORATION, SYSTEMS By: /s/ Dennis Arriola Name: Dennis Arriola Title: SVP & CFO
SUNPOWER NORTH AMERICA, LLC By: SunPower Corporation, its sole member By: /s/ Dennis Arriola Name: Dennis Arriola Title: SVP & CFO